Exhibit 99.1

Blackbaud Welcomes Pete Kight to Board of Directors

Charleston, S.C. (December 11, 2014) - Blackbaud, Inc. (NASDAQ: BLKB), a leading global provider of software and services for the nonprofit, charitable giving and education communities, today announced that Peter (Pete) Kight, founder, and former chairman and CEO of CheckFree, has been elected to its Board of Directors.

“We are thrilled to have Pete join the Blackbaud board,” said Andrew Leitch, chairman of the Blackbaud Board of Directors. “I look forward to the addition of Pete's experience to our board. As Blackbaud continues its growth, I am confident that his contributions will be of tremendous value to our global organization.”

After founding CheckFree in 1981, Mr. Kight served as chief executive officer until its merger with Fiserv, Inc. in 2007. Under his leadership, CheckFree greatly expanded beyond its original core online bill payments business. At the time of its merger with Fiserv, CheckFree’s annual revenue exceeded $1 billion.

“Under Mike Gianoni's leadership, in partnership with a strong Board of Directors, Blackbaud has emerged as a leading engine for change in the world,” said Mr. Kight. “Historically serving the nonprofit community, I look forward to joining the Board of Directors as Blackbaud engages new corporate, foundation and individual customers.”

Mr. Kight is also a member of the Board of Directors at Huntington Bancshares Incorporated. He previously served on the Board of Directors for Fiserv (2010-2012) after his tenure as the company’s vice chairman (2007-2010), along with Akamai Technologies, Inc. (2004-2012) and Manhattan Associates (2007-2011).

Blackbaud’s Board of Directors also includes Andrew M. Leitch, chairman of the board; Mike Gianoni, president and chief executive officer; and George Ellis, Timothy Chou, David Golden, Sarah Nash, and Joyce M. Nelson, directors.

About Blackbaud
Serving the nonprofit, charitable giving and education communities for more than 30 years, Blackbaud (NASDAQ:BLKB) combines technology solutions and expertise to help organizations achieve their missions. Blackbaud works in over 60 countries to support more than 30,000 customers, including nonprofits, K12 private and higher education institutions, healthcare organizations, foundations and other charitable giving entities, and corporations. The company offers a full spectrum of cloud and on-premise solutions, and related services for organizations of all sizes, including nonprofit fundraising and relationship management, eMarketing, advocacy, accounting, payment and analytics, as well as grant management, corporate social responsibility, education and other solutions. Using Blackbaud technology, these organizations raise, invest, manage and award more than $100 billion each year. Recognized as a top company, Blackbaud is headquartered in Charleston, South Carolina and has operations in the United States, Australia, Canada, the Netherlands, Ireland and the United Kingdom. For more information, visit www.blackbaud.com.

Media Contacts
Nicole McGougan
Public Relations
843-654-3307
media@blackbaud.com

Forward-looking Statements
Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties, including statements regarding expectations of future growth and entry into new markets. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; the ability to attract and retain key personnel; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud's investor relations department. All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.